UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2024

CATCHA INVESTMENT CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40061	98-1574476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Raffles Place #06-01, Bharat Building, Singapore	048617
(Address of principal executive offices)	(Zip Code)

+65 6829-2294

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	CHAA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 19, 2024, Catcha Investment Corp (the “Company”) determined to postpone the Company’s extraordinary general meeting of its shareholders (the “Special Meeting”) from the previously scheduled date of Friday, March 22, 2024.

The Special Meeting will now be held on Tuesday, March 26, 2024, at 9:00 a.m. Eastern Time. There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Special Meeting. The live webcast for the Special Meeting will be available by visiting https://www.cstproxy.com/chaa/2024.

Holders of the Company’s Class A ordinary shares are entitled to request that the Company redeem all or a portion of their shares for cash in connection with the Special Meeting until 5:00 p.m., Eastern Time, on Friday, March 22, 2024 (two business days prior to the Special Meeting).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catcha Investment Corp

By:	/s/ Patrick Grove
Name:	Patrick Grove
Title:	Chairman and Chief Executive Officer

Dated: March 20, 2024